UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________________________________________________________________

Date of Report (Date of earliest event reported): February 21, 2019

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-11083	04-2695240
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 21, 2019, Boston Scientific Corporation (the “Company”) entered into an Underwriting Agreement, (as supplemented by the Terms Agreement, also dated February 21, 2019, the “Underwriting Agreement”), among the Company and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters named in the Underwriting Agreement (the “Underwriters”), in connection with the Company’s previously announced pricing of $4.300 billion aggregate principal amount of senior notes. Pursuant to the Underwriting Agreement, the Underwriters agreed to purchase $850,000,000 in aggregate principal amount of the Company’s 3.450% Senior Notes due 2024 (the “2024 Notes”), $850,000,000 in aggregate principal amount of the Company’s 3.750% Senior Notes due 2026 (the “2026 Notes”), $850,000,000 in aggregate principal amount of the Company’s 4.000% Senior Notes due 2029 (the “2029 Notes”), $750,000,000 in aggregate principal amount of the Company’s 4.550% Senior Notes due 2039 (the “2039 Notes”) and $1,000,000,000 in aggregate principal amount of the Company’s 4.700% Senior Notes due 2049 (the “2049 Notes” and, together with the 2024 Notes, the 2026 Notes, the 2029 Notes and the 2039 Notes, the “Notes”) under the Company’s shelf registration statement on Form S-3 (File No. 333-223095). The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The Notes were issued pursuant to an indenture dated as of May 29, 2013 between the Company and U.S. Bank National Association, as trustee (the “Indenture”). The Indenture contains covenants that restrict the Company’s ability, with certain exceptions, to (i) merge or consolidate with another entity or transfer all or substantially all of its property and assets, and (ii) incur liens. These covenants are subject to important exceptions and qualifications, as described in the Indenture. The Indenture also provides for customary events of default. Additional terms of each series of Notes are set forth in the form of notes corresponding to such series.

In the event that the Company’s previously announced proposed acquisition of BTG plc (the “Proposed BTG Acquisition”) has not become effective in accordance with its terms (“Effective”) on or prior to August 20, 2019, or such later date (if any) to which the outside date for the Proposed BTG Acquisition to become Effective has been extended in accordance with its terms (the “Long Stop Date”) or if, prior to becoming Effective, the Proposed BTG Acquisition lapses, is withdrawn or otherwise terminates in accordance with its terms, then the Company will be required to redeem all outstanding 2024 Notes and 2026 Notes on the special mandatory redemption date (as defined below) at a special mandatory redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon (if any) to, but not including, the special mandatory redemption date (subject to the right of holders as of the close of business on a regular record date to receive interest due on the related interest payment date). The “special mandatory redemption date” means the earlier to occur of (i) the 30th day (or if such day is not a business day, the first business day thereafter) following the Long Stop Date and (ii) the 30th day (or if such day is not a business day, the first business day thereafter) following the lapse, withdrawal or termination of the Proposed BTG Acquisition in accordance with its terms.

The foregoing descriptions of the Underwriting Agreement, the Indenture and the Notes are summaries and are qualified in their entirety by reference to such documents, which are attached as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 to this Current Report on Form 8-K, respectively, and all of which are incorporated herein by reference.

ITEM 7.01     REGULATION FD DISCLOSURE

On February 25, 2019, the Company issued redemption notices, to redeem in full, each of its 6.000% notes due January 2020 and its 2.850% notes due May 2020 (collectively, the “2020 Notes”), of which $850 million aggregate principal amount and $600 million aggregate principal amount, respectively, were outstanding as of the date of issuance of the redemption notices.

The full terms of the redemptions are described in each notice, delivered to holders of the relevant series of 2020 Notes. The redemption notice in respect of the 6.000% notes due January 2020 indicates a redemption date of March 27, 2019. The redemption notice in respect of the 2.850% notes due May 2020 indicates a redemption date of March 12, 2019. Each notice sets forth the redemption price for the relevant series of 2020 Notes that will be paid on the redemption date for the relevant series of 2020 Notes.

Additionally, on February 25, 2019, the Company issued a press release pertaining to the events described in this Current Report on Form 8-K, a copy of which is furnished as Exhibit 99.1 hereto.

The information contained in Item 7.01(including Exhibit 99.1) of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 8.01     OTHER EVENTS

Closing of Notes Offering

On February 25, 2019, the Company completed the offering of the Notes. The net proceeds from the offering of the Notes, after deducting underwriting discounts and estimated offering expenses, were approximately $4,241 million. As previously announced, the Company intends to use the net proceeds from the offering of the Notes to (i) finance a portion of the Proposed BTG Acquisition, (ii) redeem its 2020 Notes, (iii) repay amounts outstanding under its $1.000 billion Term Loan facility maturing August 2019, which bore interest at an annual rate of LIBOR plus 0.65% (“$1.000 billion credit agreement”), (iv) repay other short term debt and (v) pay related fees, expenses and premiums.

In connection with the offering of the Notes, the Company is filing a legal opinion regarding the validity of the Notes, attached as Exhibit 5.1 to this Current Report on Form 8-K.

Termination of Bridge Facility

Upon the closing of the Notes, the Company terminated its Bridge Credit Agreement, dated as of November 20, 2018, with the Company, as borrower, the lenders from time to time party thereto and Barclays Bank PLC as administrative agent, which agreement was entered into to finance the Proposed BTG Acquisition, as previously described in the Company’s Current Report on Form 8-K filed on November 23, 2018. The foregoing termination was pursuant to the terms of the Bridge Credit Agreement which requires full termination of such agreement upon the Company’s refinancing of its 2020 Notes with the proceeds of the offering of the Notes.

Prepayment of Term Loan Facility

Upon the closing of the Notes, the Company prepaid all amounts due under its $1.000 billion credit agreement, dated as of August 20, 2018 and subsequently amended, by and among the Company, the several lenders party thereto, Bank of America, N.A., MUFG Bank, LTD., and Sumitomo Mitsui Banking Corporation, as syndication agents, and Wells Fargo Bank, National Association, as administrative agent. In connection with such prepayment, the $1.000 billion credit agreement was terminated in accordance with its terms.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description (* documents filed or furnished with this report)

1.1*
Underwriting Agreement, dated as of February 21, 2019, as supplemented by the Terms Agreement, dated February 21, 2019, among Boston Scientific Corporation and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters.

4.1
Indenture dated as of May 29, 2013, between Boston Scientific Corporation and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Commission File No. 333-188918) filed on May 29, 2013 and incorporated herein by reference).

4.2*	Form of 3.450% Senior Note due 2024.

4.3*	Form of 3.750% Senior Note due 2026.

4.4*	Form of 4.000% Senior Note due 2029.

4.5*	Form of 4.550% Senior Note due 2039.

4.6*	Form of 4.700% Senior Note due 2049.

5.1*	Opinion dated February 25, 2019 of Shearman & Sterling LLP.

23.1*	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

99.1*	Press Release issued by Boston Scientific Corporation dated February 25, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 25, 2019	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Robert J. Castagna
Robert J. Castagna
Vice President and Treasurer